Exhibit 99.1 FOR IMMEDIATE RELEASE FEDERAL COURT ORDERS PAPAYA GAMING TO PAY $719 MILLION TO SKILLZ PLATFORM INC., A FIRY (NYSE: FIRY) COMPANY, DISGORGING ITS UNJUST PROFITS FROM FALSE ADVERTISING RULING INCREASES SKILLZ'S RECOVERY BY NEARLY $300 MILLION, 71% ABOVE THE APRIL JURY AWARD. COURT REJECTS ALL OF PAPAYA'S POST-TRIAL CHALLENGES IN THE LARGEST FALSE ADVERTISING CASE IN U.S. HISTORY LAS VEGAS – July 28, 2026 – Firy Inc. (NYSE: FIRY) ("FIRY"), formerly Skillz Inc., today announced a post-trial victory over Papaya Gaming: the U.S. District Court for the Southern District of New York issued an order stating that it will enter judgment against Papaya Gaming of $719 million in disgorgement of Papaya's unjust profits to FIRY's wholly owned subsidiary, Skillz Platform Inc. (the "Company"), plus an award of certain attorney's fees and costs, nearly $300 million more than the jury's April award. The false advertising lawsuit was filed in 2024 against Papaya Gaming for violations of the federal Lanham Act and the New York General Business Law. "We founded this industry and built its biggest and best company on one value above all others: honor," said Andrew Paradise, CEO and Founder of FIRY. "When growth stalled, investors decided our moat was a story. It was not. In a winner-take-most market, Papaya could not beat us fairly, so it used bots to fake the competition we invented. This judgment sets the record straight. The moat was real. Fourteen years in, on our path to one hundred, Skillz is back to defining what this industry was built for: fair, fun and meaningful competition." The $719 million disgorgement, found by both the jury and the Court as the appropriate measure of recovery, was entered in lieu of the $420 million in actual damages awarded in April 2026, as the Company is entitled to recover once for its injury. A unanimous federal jury found Papaya's advertising was false. The evidence showed that between 2021 and 2024, approximately 70% of the $6.7 billion in prize money Papaya advertised, roughly $4.7 billion, was never actually paid to customers because Papaya's bots "won" the prizes instead. Papaya's more than 13 million bot participants outnumbered its roughly 11 million real human players. In April 2026, the jury awarded the Company $420 million in actual damages, the largest false advertising verdict in U.S. history under the Lanham Act. The Court has now denied all of Papaya's post-trial motions challenging the verdict. The Court also awarded the Company approximately $10 million in attorney's fees for 2024 and 2025. Separately, the Court awarded certain litigation costs arising from Papaya executives' invocation of the Fifth Amendment during discovery. A separate opinion addressing the Company's request for injunctive relief is forthcoming. The Company intends to vigorously pursue full collection of the judgment; however, no assurance can be given as to the timing or amount of any ultimate recovery, including in light of any appeal or further proceedings.

About Firy Inc. FIRY is a global holding company built to fuel business potential. Through its growing portfolio, including Skillz, RZR, and Beamable, FIRY operates at the intersection of content, identity, commerce, and performance marketing. By leveraging first-party data, enterprise-scale infrastructure, and scalable operating systems, FIRY enables scalable growth while maintaining a disciplined focus on capital efficiency and long-term value creation. About Skillz (a FIRY company) Skillz is a leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million-dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has been recognized by Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the Inc. 5000 list of fastest- growing companies in America. For more information, visit www.skillz.com. About RZR (a FIRY company) RZR powers performance for the world’s most ambitious brands through proprietary neural architecture that optimizes across user acquisition, retargeting, and CTV campaigns as one connected performance system. With four owned-and-operated data centers that process 6M+ queries per second, RZR turns signals into strategy and impressions into impact. Trusted by brands across gaming, consumer, food and beverage, retail, and entertainment. Built on over a decade of performance data and backed by AI and ML experts and industry veterans across offices in San Francisco, New York, London, Bangalore, Beijing, Manila, and Seoul. RZR delivers retention-led growth intelligence: faster, sharper, and built for performance at scale. About Beamable (a FIRY company) Beamable is a modern game backend and LiveOps platform purpose-built for scalable, live-service games. Designed to help developers focus on creativity instead of infrastructure, Beamable offers identity management, microservices, LiveOps tooling, analytics, content management, meta-game systems, and AI-native tooling, all built to integrate seamlessly with popular game engines. Within the FIRY portfolio, Beamable’s backend and live-operations technology pairs with Skillz’s competition, payments, and player-identity systems to give developers opportunities to build, operate, and monetize games at scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the litigation with Papaya Gaming, or appeal, the timing and amount of any recovery, and our strategy. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in FIRY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 and in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. FIRY undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Media Contact: Seth Medvin, Head of Communications smedvin@firy.com comms@firy.com Investor Contact: Richard Land/Devon Chase Alliance Advisors Investor Relations FIRY_IR@allianceadvisors.com